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                                                Filed Pursuant to Rule 424(b)(3)
                                                               Reg No. 333-36572

Prospectus Supplement No. 4, dated February 8, 2001
(To Prospectus dated September 1, 2000, as supplemented by Prospectus Supplement No. 1 dated November 10, 2000,
Prospectus Supplement No. 2 dated November 10, 2000
and Prospectus Supplement No. 3 dated November 14, 2000)

                            The Netplex Group, Inc.
                               15,498,907 shares
                                 Common Stock
                      -----------------------------------

This Prospectus Supplement supplements the Prospectus dated September 1, 2000, as supplemented by Prospectus Supplement No. 1 dated November 10, 2000, Prospectus Supplement No. 2 dated November 10, 2000 and Prospectus Supplement No. 3 dated November 14, 2000, relating to 15,498,907 shares of The Netplex Group, Inc.'s common stock (the "Prospectus").

On February 8, 2001, we released to the public a Press Release relating to the status of the Company's listing on the Nasdaq Small Cap Market. We attach hereto a copy of such press release as Exhibit 1. This Prospectus Supplement No.4 and the information attached as Exhibit 1 amends and supersedes, where appropriate, the information contained in certain sections of the Prospectus. A copy of the press release attached as Exhibit 1 was filed with the Securities and Exchange Commission on Form 8-K filed on February 8, 2001

                       --------------------------------

The Prospectus as supplemented by this Prospectus Supplement No. 4, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the common stock. All references in the Prospectus to "this prospectus" are amended to read "this prospectus (as supplemented and amended)."

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus Supplement No. 4 is February 8, 2001.